PROXY CARD

Exhibit 17.1

MONEY MARKET FUND

a portfolio of Performance Funds Trust

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 19, 2012

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of the Money Market Fund (“Performance Money Market Fund”), a portfolio of the Performance Funds Trust, hereby designate and appoint Curtis Barnes and Danio Mastropieri as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 19, 2012, at 100 Summer Street, Suite 1500, Boston, MA 02110 at 12:00 o’clock, Noon, Eastern Time, and at any adjournment thereof. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE PERFORMANCE MONEY MARKET FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

NOTE: Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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Signature Date

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Signature of Joint Shareholder Date

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Title if a corporation, partnership or other entity

Three simple methods to vote your proxy:

INTERNET

Log on to www.proxyonline.us. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found in the box at the right at the time you execute your vote.

CONTROL NUMBER

123456789123

TOUCHTONE PHONE	Simply dial toll-free 1-888-227-9349 and follow the automated instructions. Please have this proxy card available at the time of the call.

Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

If you would like another copy of the proxy materials, they are available at www.proxyonline.us. You will need your control number above to log in.

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

PROXY CARD

MONEY MARKET FUND, a portfolio of Performance Funds Trust

QUESTIONS ABOUT THIS PROXY? Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-877-297-1742. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time. We have retained AST Fund Solutions to assist our shareholders in the voting process. If we have not received your proxy card or vote as the date of the Special Meeting approaches, representatives from AST Fund Solutions may call you to remind you to exercise your vote.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example: X

PROPOSAL:

	FOR	AGAINST	ABSTAIN
1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Prime Obligations Fund, a portfolio of Money Market Obligations Trust, would acquire all or substantially all of the assets of the Performance Money Market Fund in exchange for Trust Shares of Federated Prime Obligations Fund to be distributed pro rata by the Performance Money Market Fund to shareholders of its Class A Shares, and for Service Shares of Federated Prime Obligations Fund to be distributed pro rata by the Performance Money Market Fund to shareholders of its Institutional Class, in complete liquidation, dissolution and termination of the Performance Money Market Fund. As a result of this reorganization, shareholders of the Performance Money Market Fund will receive shares of the specified share class of the Federated Prime Obligations Fund.	□	□	□

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

OR VOTE BY PHONE OR INTERNET.

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.